EXHIBIT 11

                            ANDREW CORPORATION
                    COMPUTATION OF EARNINGS PER SHARE
                 (In thousands, except per share amounts)

                                         Three Months Ended
                                             December 31

                                            1994        1993
                                          -------     -------
PRIMARY EARNINGS PER SHARE

Average shares outstanding                 38,348      37,826

Net effect of dilutive stock options--
  based on the treasury stock method
  using average market price                1,071       1,069
                                          -------     -------
TOTAL                                      39,419      38,895
                                          =======     =======

Net income                                $11,234     $ 6,427
                                          =======     =======

Per share amount                          $   .28     $   .17
                                          =======     =======

FULLY DILUTED EARNINGS PER SHARE (NOTE)

Average shares outstanding                 38,348      37,826

Net effect of dilutive stock options--
  based on the treasury method
  using quarter-end market price            1,087       1,125
                                          -------     -------
TOTAL                                      39,435      38,951
                                          =======     =======

Net income                                $11,234     $ 6,427
                                          =======     =======

Per share amount                          $   .28     $   .17
                                          =======     =======

NOTE: This calculation is submitted in accordance with the Securities Exchange
      Act of 1934 Release No. 9038 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


NOTE: All shares and per share amounts in this exhibit have been restated to reflect a three-for-two stock split to stockholders of record on February 22, 1995.